Exhibit 10.9

GE Healthcare Financial Services

Internal Contract Ref. # 8545088-003
Internal Order Ref. # 861412956

EQUIPMENT SCHEDULE DATED AS OF 05/12/2006 TO MASTER SECURITY AGREEMENT DATED AS OF 8/29/2005

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of the Master Security Agreement identified above (**"Agreement"**). Except as provided herein, capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

1. **EQUIPMENT:** Subject to the terms and conditions of the Agreement, Secured Party agrees to finance Debtor's purchase of, the Equipment described below (the **"Equipment"**).

Number of Units	Site	Supplier/ Manufacturer	Financed Equipment Cost	Model, VIN #, Unit # and/or Type Of Equipment
1	Premier PET Imaging of Tamarac, LLC 7186 North University Drive Tamarac, FL 33321	JRT Associates 5 Nepperhan Avenue, Suite 2B Elmsford, NY 10523	$59,221.64	Hot Lab

2. **TERMS AND INSTALLMENTS:**

A. Term of Schedule: 72 months. The Term of this Schedule will commence on ________ (the "Term Commencement Date") and continue for the term specified immediately above, subject to and in accordance with the terms and conditions of this Schedule. In the event that the Term Commencement Date does not occur on or prior to October 31, 2006, Secured Party may at anytime thereafter, at its option, by written notice to Debtor, terminate this Schedule, after which termination this Schedule shall be of no further force or effect.

B. Down Payment: $0.00

C. Monthly Installment: 5 Month(s) @ $0.00; 67 Month(s) @ $1,171.07, plus all applicable taxes. All payments will be in arrears. In states assessing upfront sales and use tax, your Monthly Rentals will be adjusted to include the applicable sales and use tax amortized over the Term using a rate that preserves Secured Party's economic yield for the transaction described in this Agreement. Debtor's payment of Monthly Installments to Secured Party will be in accordance with the "Monthly Installments/Down Payments" section of the Agreement. The interest rate with respect to this Schedule will be established on the Term Commencement Date. The interest rate will be equal to 9.01% per annum and will be adjusted based on the number of basis points, plus or minus, as applicable, that the Index Rate (as defined in this paragraph) has changed from original rate quote 4.86% per annum. The "Index Rate" shall mean the per annum rate of interest determined by straight line interpolation (based on a period of 6 years) between (i) the per annum rate of interest published on the date selected by Secured Party, which date shall be no earlier than seven (7) business days immediately preceding the Term Commencement Date by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15(519) entitled "Selected Interest Rates" as the 5 Year Treasury Constant Maturities rate and (ii) such rate of interest published on such date selected by Secured Party preceding the Term Commencement Date as the 7 Year Treasury Constant Maturities rate. Interest shall be calculated on the basis of a 360-day year for the actual number of days occurring in the period for which interest is payable.

D. Accrued Interest: If the Term Commencement Date is not the 1st or 15th of any calendar month (a "Payment Date"), the initial Term shall be extended by the number of days between the Term Commencement Date and the Payment Date which occurs after the Term Commencement Date (the "Interim Period"). Debtor shall pay accrued interest for the Interim Period. The accrued interest will be due on the first payment due date and calculated as the Daily Interest Cost times the number of days in the Interim Period. For purposes of this calculation, the "Daily Interest Cost" shall equal the Interest Rate divided by 360 and times the total funding amount under the Term of this Schedule.

3. **PREPAYMENT PREMIUM** The Debtor may prepay in full, but not in part, its entire indebtedness hereunder upon payment of an additional sum as a premium equal to the following percentages of the original financed Equipment cost for the indicated period:

Prior to the first annual anniversary date of this Schedule: no prepayment permitted

Month thirteen (13) through and including month twenty-four (24) of this Schedule: four percent (4%)

Month twenty-five (25) through and including month thirty-six (36) of this Schedule: three percent (3%)

Month thirty-seven (37) through and including month forty-eight (48) of this Schedule: two percent (2%)

And one percent (1%) thereafter, plus all other sums due hereunder.

4. **AUTODRAFTING:**

A. Section Deleted in its entirety.

5. **Debtor does further certify that as of the date hereof (i) Debtor is not in default under the Agreement; (ii) the representations and warranties made by Debtor pursuant to or under the Agreement are true and correct on the date hereof and (iii) Debtor has reviewed and approves of the purchase documents for the Equipment, if any.**

6. Any modified or additional terms and conditions of this Schedule are set forth in the following attachments to this Schedule: Acceptance Certificate.

7. Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect.

SECURED PARTY:

General Electric Capital Corporation

By: ______________________

Name: ______________________

Title: Duly Authorized Signatory

DEBTOR:

The Sagemark Companies LTD.

By: [signature], CFO

Name: GEORGE W. MAHONEY

Title: CFO

GE
Healthcare Financial Services

Internal Contract Ref. # 8545088-003
Internal Order Ref. # 861-412956

ADDENDUM TO SCHEDULE DATED AS OF 05/12/2006
TO MASTER SECURITY AGREEMENT
EQUIPMENT DESCRIPTION: HOT LAB
BATCH FUNDING

This Addendum is attached to and made a part of the Schedule identified above. This Addendum sets forth specific terms and conditions in addition to those in the Schedule and the Master Security Agreement to which the Schedule is attached and amends and supplements that Schedule. Capitalized terms not defined herein shall have the meanings assigned to them in the Schedule or the Master Agreement identified above.

With respect to this Schedule only, this Schedule is amended and supplemented by adding the following provisions:

Debtor may request that Secured Party make batch funding(s) to the Supplier(s) of up to an aggregate total amount of $59,221.64, by submitting to Secured Party copies of invoices from such Supplier(s) approved by Debtor together with written authorization to pay such Supplier(s). Nothing contained herein shall be construed to obligate Secured Party to make any such requested payment(s). If Secured Party does make such payment(s), interest will accrue from the date Secured Party makes such payment(s) at a rate equal to 9.01% per annum (computed on the basis of a 360-day year consisting of twelve (12) consecutive thirty (30)-day months). Debtor shall pay to Secured Party such interest charges, and such interest charges shall continue to accrue until paid by Debtor .

Choose the following method below in which such interest charges will be paid:

- ☐ A lump sum payment on the Term Commencement Date.
- ☒ The total of such interest charges will be added to the outstanding obligation and included in the MonthlyRentals due, with interest on said amount charged at the interest rate disclosed above.

If Debtor elects to have the amount of the interest on the batch funding(s) amortized over the term of the Schedule, Debtor hereby irrevocably authorizes Secured Party to determine and insert such revised amounts into the payment schedule as necessary.

Secured Party:	Debtor:
General Electric Capital Corporation	**The Sagemark Companies LTD.**
______________________	[signature]
Authorized Signature	Authorized Signature
Duly Authorized Signatory	CFO
Title	Title
______________________	4/18/07
Date	Date